Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 001-42465 on Form 20-F of our report dated November 29, 2024, relating to the financial statement of Euroholdings Ltd. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
February 26, 2025